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Exhibit 11                    Cullen/Frost Bankers, Inc.
                     Computation of Earnings Per Common Share
                       Primary and Fully Diluted (Unaudited)
                      (in thousands, except per share amounts)
                                                                      Three Months Ended
                                                                         March 31
                                                                  -----------------------
Primary Earnings per Share                                            1994      1993
                                                                  ---------------------
Income before cumulative effect of accounting change                 $ 9,098    $ 7,785
Elimination of interest on 9.75% convertible subordinated
 debentures due 1996, net of tax                                                     53
                                                                  ----------    -----------
Income applicable to common stock before
  cumulative effect of accounting change                               9,098      7,838
Cumulative effect of accounting change                                            8,439
                                                                  -----------   -----------

Net income applicable to common stock                                $ 9,098    $16,277
                                                                  ===========   ===========

Weighted average shares outstanding                                   11,019     10,758
Addition from assumed exercise of stock options                          169        183
Addition of assumed conversion of 9.75% convertible
 subordinated debentures due 1996                                                   161
                                                                  ----------    -----------
Weighted average number of common shares outstanding                  11,188     11,102
                                                                  ==========    ===========
Primary earnings per common share:
Income before cumulative effect of accounting change                $   .81     $   .71
Net Income                                                              .81        1.47

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                                                                      Three Months Ended
                                                                        March 31
                                                                   ------------------------
Fully Diluted Earnings per Share                                       1994      1993
                                                                   -----------  -----------
Income before cumulative effect of accounting change                 $ 9,098    $ 7,785
Elimination of interest on 9.5% convertible subordinated
 debentures due 1996, net of tax                                                     53
                                                                   ----------   ------------
Income applicable to common stock
 cumulative effect of accounting change                                9,098      7,838
Cumulative effect of accounting change                                            8,439
                                                                   -----------  -----------
Net income applicable to common stock                                $ 9,098    $16,227
                                                                   ===========  ===========
Weighted average shares outstanding                                   11,019     10,758
Addition from assumed exercise  of stock options                         170        194
 Addition of assumed conversion of 9.75% convertible
 subordinated debentures due 1996                                                   161
                                                                   ----------   -------------
Weighted average number of common shares outstanding                  11,189     11,113
                                                                   ===========  ===========
Fully diluted earnings per common share
Income before cumulative effect of accounting change                 $   .81    $   .71
Net income                                                               .81       1.46

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